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Exhibit 99.(a)(1)(vi)

Spirent Stock Option Plan
("SSOP"):
Option Exchange Program
("OEP")
Communications Employee Presentation

[Insert name of presenter here]

[Spirent plc]

Today's Agenda

  •
  OEP Rationale

  •
  Key features of the OEP

  •
  Key dates and information

  •
  "Frequently Asked Questions"

  •
  Next steps

Today's Agenda

OEP RATIONALE

  •
  Key features of the OEP

  •
  Key dates and information

  •
  "Frequently Asked Questions"

  •
  Next steps

OEP Rationale—1

  •
  Following a decline in Spirent's share price, a significant number of SSOP options granted are "underwater".

  •
  Underwater options are demotivating and take up a large amount of the fixed number of stock options that Spirent is able to grant under the SSOP.

  •
  We therefore wanted to address the underwater option issue and adjust the program in order to be able to continue to provide competitive compensation.

  •
  The company believes that the OEP is the most appropriate way to achieve this as it addresses the underwater issue and provides an opportunity for future grants if the outcome is successful.

  •
  "Underwater" is where the option exercise price is greater than the market price of a share. For example exercise price = £1.60 vs market price of £0.35. This reduces the worth of the option as it cannot be exercised for value.

  •
  Shareholders have approved a set limit on the amount of shares that can be granted under the SSOP, referred to as "dilution". Underwater options are an inefficient usage of the finite numbers of shares that can be granted under the SSOP because underwater options have limited potential to be exercised.

OEP Rationale—2

  •
  The key features of the OEP are:

  •
  Exchange ratios based on economic equivalent values to be applied to SSOP options with exercise prices of £1.40 per share or greater.

  •
  The exercise price of the Replacement Options will not be less than the market value of a Spirent Ordinary share at the date of re-grant plus 20% of that market value.

  •
  Replacement options are subject to a standard four-year vesting schedule.

  •
  These features were agreed following extensive consultation with shareholders and were necessary to gain formal support for the program.

  •
  The Company believes the OEP is in our best interests, helping to balance the needs of employees and shareholders.

Further details of the key features are detailed in the next section of the presentation.

Today's Agenda

  •
  Background to the OEP

Key features of the OEP

  •
  Key dates and information

  •
  "Frequently asked Questions"

  •
  Next steps

Key Features of the OEP—1

  •
  Basics refresher: What is a stock option?

  •
  The OEP is an opportunity to exchange voluntary "Underwater Options" for a reduced number of "Replacement Options".

  •
  "Underwater Options" = SSOP options with an exercise price of £1.40 per share or greater.

  •
  The number of Replacement Options you will receive in exchange depends on the original exercise price of your Underwater Options.

  •
  Exchange ratios have been determined by using a recognized option pricing model known as the "Black Scholes" model. This model is widely used for valuing long-term incentives.

  •
  Basics refresher:

  •
  a "stock option" is an opportunity (but not an obligation) to buy shares in the future at a price which is set at the grant date of the option (the exercise price).

  •
  the "exercise price", for the SSOP, is based on the London Stock Exchange market value of a Spirent share the day the option is granted

  •
  "exercise" means using your rights granted under the option to buy the shares at the exercise price

  •
  "vesting" occurs when you are able to exercise some or all of your options.

  •
  The exchange ratios were chosen to create a broadly 'value neutral' exchange, i.e. one where the fair value of a replacement option award approximates the aggregate fair value of underwater options being surrendered. The more an option is underwater, the lower its fair value and the higher the exchange ratio required.

  •
  Fair values of underwater and replacement options were determined using the Black-Scholes option-pricing model adjusted to reflect forfeiture risk arising from the leaver rules for Spirent options.

Key Features of the OEP—2

Exchange Ratios

Original exercise price per share range of Underwater Options	Exchange Ratio of Underwater Options to Replacement Options
£1.40 - £1.99	3.25 : 1
£2.00 - £3.24	6.00 : 1
£3.25 - £5.49	10.00 : 1
£5.50 and above	12.00 : 1

*
Replacement Options granted will be rounded down to the nearest whole share

  •
  Options with an exercise price below £1.40 per share cannot be exchanged.

  •
  The exchange ratio is different for the various Underwater Option exercise prices, as the greater the exercise price of the Underwater Option, the lower its value is to the employee.

  •
  Therefore, as the Underwater Options are being exchanged on the basis of equivalent economic value, "more" of the higher priced Underwater options are required to be exchanged for each Replacement Option.

Key Features of the OEP—3

  •
  A worked example of the exchange ratio:

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  Assume you hold 10,000 Underwater Options with an exercise price of £4.00 per share

  •
  the ratio of 10:1 for Underwater Options with an exercise price between £3.25 and £5.49 is applied:

Original exercise price per share range of Underwater Options	Exchange Ratio of Underwater Options to Replacement Options
£1.40–£1.99	3.25 : 1
£2.00–£3.24	6.00 : 1
£3.25–£5.49	10.00 : 1
£5.50 and above	12.00 : 1
    •
    if you exchange these 10,000 Underwater Options, you will receive 1,000 Replacement Options

Key Features of the OEP—4

  •
  The date of grant of the Replacement Options is expected to be on or about September 18, 2003 ("Re-Grant Date").

  •
  The exercise price of the Replacement Options will not be less than the market value of a Spirent Ordinary share at the Re-Grant Date plus 20% of that market value.

  •
  Replacement Options will be subject to a standard four-year vesting schedule, starting from the Re-Grant Date.

  •
  25% will be exercisable on the first anniversary of the Re-Grant Date; the remainder in equal monthly portions. The options expire on the 7th anniversary of the Re-Grant.

  •
  Although we currently anticipate to keeping to the timetable, if there is a change to the timetable employees will be notified.

  •
  The exercise price is derived from the London Stock Exchange market value of a Spirent Share.

  •
  All of the Underwater Options being exchanged were also granted with a four-year vesting and seven-year expiry period. However, the new vesting and expiration schedule for the Replacement Options begin from the Re-Grant Date and NOT from the date the Underwater Options were granted.

Key Features of the OEP—5

  •
  A worked example of the exercise price / vesting:

  •
  assume the market value of a Spirent Ordinary share is 30 pence on a Re-Grant Date of September 18, 2003

  •
  Replacement Option exercise price = 30 pence * 120% = 36 pence

  •
  25% of the Replacement Option grant vests and is exercisable from September 18, 2004

  •
  the balance vests monthly between the first vesting date and September 18, 2007

  •
  you may exercise Replacement Options provided they have vested

  •
  the Replacement Option will expire September 18, 2010

  •
  The four year vesting schedule and seven year expiration life of the Replacement Options is the same as the Underwater Options being exchanged. However, the schedules begin from the Re-Grant Date.

  •
  You can only exercise options once they vest - unvested options cannot be exercised.

  •
  With the exception of the Replacement Options, all options granted under the SSOP have until now been at the Fair Market Value of a Spirent Ordinary share on the date of grant.

Key Features of the OEP—6

  •
  You are eligible to participate in the OEP if you hold Underwater Options, reside in a participating country* and you remain employed by us until the Re-Grant Date.

  •
  Your documentation and full instructions on how to participate will be sent to you in mid-August to your Spirent Email address.

  •
  If you don't have an active Spirent Email address, a hard copy will be mailed to your home address.

  •
  There is a lot of documentation - please read all of it carefully.

*
Canada, France, Germany, Hong Kong, Netherlands, Sweden, US, UK

Key Features of the OEP—7

  •
  You can exchange your Underwater Options on a grant-by-grant basis, or you may exchange all of your Underwater Options. However, you must exchange either all or none of the options under each grant. For example assume:

  •
  Grant 1 is 10,000 options @ £4.00 per share exercise price

  •
  Grant 2 is 15,000 options @ £1.75 per share exercise price

  •
  you may exchange (i) all or none of Grant 1 and (ii) all or none of Grant 2; or (iii) all of Grant 1 and none of Grant 2 or vice versa

  •
  There is no limit to the number of Underwater Options that may be exchanged, either on an individual basis or in total for the Communications group. In total, there are approx 49 million Underwater Options, and all of these that are held by eligible employees may be exchanged.

Today's Agenda

  •
  Background to the OEP

  •
  Key features of the OEP

Key dates and information

  •
  "Frequently Asked Questions"

  •
  Next steps

Key Dates and Information—1

  •
  Distribute election packets: August 15, 2003

  •
  Expiration Date (deadline for your properly signed and completed option election to be received): 5.00pm US Eastern Time, September 15, 2003, unless extended.

  •
  Cancellation date for Underwater Options accepted for exchange and Re-Grant Date for Replacement Options: Expected to be on or about September 18, 2003.

  •
  Although we are not currently envisaging any other timetable, if the timetable is changed, employees will be notified accordingly

  •
  Confirmation notes that the Replacement Options have been granted will be sent to employees by early October.

Key Dates and Information—2

  •
  Participation in the OEP is voluntary.

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  If you participate, follow the instructions in your election packet and ensure that your local representative receives your completed documents before the Expiration Date.

  •
  We will acknowledge receipt of received documents.

  •
  If the timetable changes, we'll let you know.

    •
    Acknowledgement of receipt will be sent by Email, or by hard copy if there is no active Spirent Email address.

Today's Agenda

  •
  Background to the OEP

  •
  Key features of the OEP

  •
  Key dates and information

"Frequently Asked Questions"

  •
  Next steps

Common Questions—1

  •
  What is my tax position if I exchange my Underwater Options? Can I get tax/financial advice from Spirent?

  •
  A general summary of the tax implications of exchanging your options is provided in the full documentation.

  •
  However, you should seek professional independent financial advice on your own position as Spirent is prohibited from providing such advice.

  •
  Can stock options outside of the SSOP be exchanged as part of the OEP?

  •
  No, only SSOP options may be exchanged.

Common Questions—2

  •
  What if I elect to exchange my Underwater Options and then change my mind before the Expiration Date?

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  You may withdraw your election to exchange by submitting a Withdrawal Form (which will be provided).

  •
  How can I find out how many Underwater Options I hold?

  •
  Your documentation will show the number of Underwater Options you hold and how many Replacement Options you could receive in exchange.

Common Questions—3

  •
  Who is my local representative?

  •
  Full contact details are in your documentation.

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  What happens to the Underwater Options I decide not to exchange?

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  They remain outstanding under their original terms.

  •
  What happens if I do nothing?

  •
  You will not receive Replacement Options and the Underwater Options remain outstanding under their original terms.

Today's Agenda

  •
  Background to the OEP

  •
  Key features of the OEP

  •
  Key dates and information

  •
  "Frequently Asked Questions"

Next steps

Next Steps—1

  •
  Make sure that you have received your election package and further instructions via Spirent Email or by post to your home address. If you have not you should contact your local representative.

  •
  Read all the documents carefully (particularly the sections on risks and possible tax consequences) before deciding whether to participate.

  •
  If you participate, ensure your representative receives the correctly completed documents before the expiration date of 5.00pm US Eastern Time on September 15, 2003, or such other extended expiration date selected by us (we will inform you of any such extended date).

Important Legal Matters

  •
  There are strict legal guidelines on communications,in relation to the OEP.

  •
  Spirent cannot recommend to employees whether they should participate or not.

  •
  You should find answers to your questions in your election packet.

  •
  For personalised tax and financial advice, you should consult an appropriate independent professional advisor.

    Disclaimer: These materials do not constitute the offer to exchange. Spirent will provide eligible option holders with written materials explaining the precise terms and timing of the offer to exchange

  •
  Presenters must not give their own opinion as to whether employees should should exchange their Underwater Options - this is prohibited.

  •
  Generalised tax information is within the full documentation - presenters should not give any opinions on this.

QuickLinks

Spirent Stock Option Plan ("SSOP"): Option Exchange Program ("OEP") Communications Employee Presentation
OEP RATIONALE
Key features of the OEP
Key dates and information
"Frequently Asked Questions"
Next steps